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    As filed with the Securities and Exchange Commission on February 22, 2001
                                                       File No. 333-___________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             FIRST AID DIRECT, INC.
               (Exact name of issuer as specified in its charter)

               Florida                                        59-1796257
      (State or other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                      Identification No.)

     10211 Northeast 53rd Street
           Sunrise, Florida                                       33351
Address of principal executive offices)                         (Zip Code)


                               ------------------

                 CONSULTING AGREEMENT WITH RICHARD R. DWYER, JR.
                            (Full title of the plan)

                              ------------------

                                  Scott Siegel
                           10211 Northeast 53rd Street
                                Sunrise, FL 33351
                                 (954) 749-9926
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                              Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                              Proposed                  Proposed
                                                              Maximum                   Maximum
                                                              Offering                  Aggregate                  Amount of
Title of Securities          Amount to be                     Price per                 Offering                   Registration
 to be Registered            Registered                       Share                     Price                      Fee
===============================================================================================================================
Common Stock
($.001 par value)            80,000                           $2.00(1)                  $160,000                   $40.00
===============================================================================================================================

(1) The common shares are issuable upon exercise of options. Accordingly, the fee on the options are based on the average of the high and low sale prices of the Registrant's common stock as quoted on the OTC Bulletin Board, pursuant to Rule 457(c) under the Securities Act of 1933.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

         First Aid Direct, Inc. will provide the information specified in Item 1 by Rule 428 of the Securities Act of 1933 to the Consultant. We are not filing these documents as part of this registration statement or as prospectuses or prospectus supplements in accordance with the rules and regulations of the Securities and Exchange Commission.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         First Aid Direct, Inc. will provide the information specified in Item 2 by Rule 428(b) of the Securities Act of 1933 to the Consultant. We are not filing these documents as part of this registration statement or as prospectuses or prospectus supplements in accordance with the rules and regulations of the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         We incorporated by reference the documents, which we filed previously with the Securities and Exchange Commission, listed below:

         o Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2000 and amended filed November 17, 2000.

         o Quarterly Report on Form 10-QSB, for the quarterly period ended June 30, 2000 filed August 21, 2000.

         o        Form 8-K Current Report filed August 30, 2000.

         o        Form 10-SB filed December 19, 2000.

         We also incorporate by reference any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934.




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ITEM 4. DESCRIPTION OF SECURITIES

COMMON STOCK

         Common stockholders share dividends on a proportionate basis, as may be declared by the Board of Directors. Upon liquidation, dissolution or winding up of First Aid, after payment to creditors, First Aid's assets will be divided proportionately on a per share basis among the holders of our common stock.

         Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. First Aid's by-laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

EXPERTS

         Rachlin Cohen & Holtz LLP, independent certified public accountants, have audited our financial statements included in our Form 10-SB for the years ended December 31, 1998 and 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on the report of Rachlin Cohen & Holtz, LLP, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

         Atlas Pearlman, P.A. will review the validity of the issuance of the shares of our common stock being issued. They are located at 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. First Aid's Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the Corporation Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the First Aid pursuant to the foregoing provisions, First Aid has been informed that, in the opinion of the Securities and Exchange Commission, such



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indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8. EXHIBITS

Exhibit           Description
-------           -----------

4 Instruments defining the rights of security holders, including indentures.

4.1               Consulting Agreement with Richard R. Dwyer, Jr.

5 Opinion of Atlas Pearlman, P.A. as to the validity of the shares being registered*

23.               Consents of experts and counsel.

                  23.1 Consent of Independent Certified Public Accountants

                  23.2 Consent of Atlas Pearlman, P.A. (included as part of
                       Exhibit 5).

*Filed herewith.

ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



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         (i)      To include any prospectus required by section 10(a)(3) of the
                  Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise and the State of Florida, on the 22nd day of February, 2001.

                                      FIRST AID DIRECT, INC.



                                     By: /s/ Scott Siegel
                                          --------------------------------------
                                          Scott Siegel, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                               Date
---------                       -----                               -----

/s/ Scott Siegel                Principal Executive Officer,
------------------------        Financial and Accounting
Scott Siegel                    Officer and Director           February 22, 2001



/s/ Kevin M. Crotty
----------------------
Kevin M. Crotty                 Director                       February 22, 2001



/s/ Steven M. Smiley
---------------------
Steven M. Smiley                Director                       February 22, 2001






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
                                  EXHIBIT INDEX

                             FIRST AID DIRECT, INC.

Exhibit
Number                            Description
------                            -----------

  4.1         Consulting Agreement with Richard R. Dwyer, Jr.

  5 Opinion of Atlas Pearlman, P.A. as to the validity of the shares being registered

  23.1        Consent of Independent Certified Public Accountants

  23.2        Consent of Atlas Pearlman, P.A. (included as part of Exhibit 5).